For the Reporting Period Ended August 31, 2007
File No. 811-02896
Dryden High Yield Fund, Inc.


SUBITEM 77D
POLICIES WITH RESPECT TO SECURITY INVESTMENT

Dryden High Yield Fund, Inc.

Supplement dated August 13, 2007
to the Prospectus and Statement of Additional Information (SAI) dated March 1, 2007

_______________________________________________________________________


The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund" is hereby revised by deleting the table of Class A initial sales charge breakpoints appearing in the subsection entitled "Reducing or Waiving Class A's Initial Sales Charge," and substituting the following new table:


Amount of Purchase
Sales Charge as % of Offering
Price
Sales Charge as % of Amount
Invested
Dealer Reallowance
Less than $50,000
4.50%
4.71%
4.00%
$50,000 to $99,999
4.00
4.17
3.50%
$100,000 to $249,999
3.50
3.63
3.00
$250,000 to $499,999
2.50
2.56
2.00
$500,000 to $999,999
2.00
2.04
1.75
$1 million to $4,999,999*
None
None
0.70**






LR00179